                                                                   EXHIBIT 10.30


                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT


         This TECHNOLOGY TRANSFER AND LICENSE AGREEMENT, dated as of January 30, 2003, 2002, between KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller"), ScanSoft, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have entered into the Principal Agreement (as defined below) whereby Seller agrees to sell to Purchaser, and Purchaser agrees to purchase certain assets from Seller; and

         WHEREAS, in connection with such transaction Seller wishes to assign, or cause its Affiliates to assign, and the Purchaser wishes to accept assignment of, certain technology and intellectual property rights as provided for in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

         Section 1.1 Definitions Incorporated from the Principal Agreement. Unless otherwise defined herein, all defined terms used in this Agreement shall have the same meaning as ascribed to them in the Principal Agreement.

         Section 1.2 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "Agreement" shall mean this Agreement (including all Schedules, Appendices, Annexes and Exhibits hereto), as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Confidential Information" shall have the meaning given to such term in
Section 4.7.

         "Consolidated Subsidiaries" shall mean each of the entities as is now in existence as, or as will be incorporated to be, wholly-owned Affiliates of Purchaser for the purpose of conducting the Business.

         "Licensed Other IPR" means all Other IPR (other than the Transferred Other Business IPR And Technical Information) that, as of the Closing Date, is
(i) related to, used in, necessary to, or would otherwise be infringed by, the current and reasonably contemplated future conduct of the Business, including the development, manufacture, use, distribution, sale, support and other exploitation of the Products or (ii) embodied by any of the Transferred Other Business IPR And Technical Information and the Licensed Technical Information, including all Other IPR described or listed in Schedule [A]and (iii) owned or licensable.

         "Licensed Technical Information" means: (i) all Technical Information (other than that which is Transferred Other Business IPR And Technical Information) that, as of the Closing Date, is related to, used in, or necessary for the operation of the Business, including the development, manufacture, use, distribution, sale, support or other exploitation of the Products, including all Technical Information described or listed in Schedule A hereto; (ii) any Technical Information disclosed to, or learned by, the Purchaser as a result of the transactions contemplated hereby, including the employment by the Purchaser of the Transferred Employees; and (iii) owned or licensable.

         "Transferred Other Business IPR And Technical Information" shall mean any and all Other IPR and Technical Information which is (i) owned by Seller or its Affiliates and (ii) originated solely within the Business prior to the Closing Date.

         "Other IPR" shall mean any and all intellectual property rights (such as mask work rights, copyrights, works of authorship design rights and database rights) including any intellectual property rights in or to any Product Software but expressly excluding any: (i) trademarks, service marks, trade names, logos, slogans, domain names, or business names (which shall be solely addressed by the Trademark Transfer and License Agreement), (ii) Patents, and (iii) Technical Information. Notwithstanding the foregoing, with respect to Software, Other IPR means only the Product Software and Software created in the Business and used only in the Business.

         "Patents" shall mean patents, patent applications, utility models and other governmental grants for the protection of inventions anywhere in the world and all continuations, divisions, reissues, re-examinations, renewals and extensions of any of the foregoing rights. Patents shall be categorized as follows:

         "A-Patents" shall mean the Patents listed in Appendix A to this Agreement; provided, however, that so long as on or prior to the Closing Date the Definitive Agreement referred to in the Letter of Intent is executed, the Additional Patents (as defined therein) will also be A-Patents hereunder. In the event that such Definitive Agreement is not executed on or prior to the Closing Date, the parties agree that such Patents shall be C-Patents hereunder. All Patents which (i) originated within the Business, (ii) are exclusively usable within the Business prior to the Closing Date, and (iii) have or would be entitled to the benefit of a priority date prior to the Closing Date are listed on Appendix A.

         "B-Patents" shall mean the Patents listed in Appendix B to this Agreement. All Patents which (i) originated within the Business (excluding A-Patents), and (ii) have or would be entitled to the benefit of a priority date prior to the Closing Date are listed on Appendix B.

         "C-Patents" shall mean any and all Patents, excluding the A-Patents and B-Patents, owned by Seller and issued or issuing on any patent applications that have or would be entitled to the benefit of a priority date prior to the Closing Date and in respect of which: (i) Seller has the free right to grant licenses under such Patents and (ii) which would, absent a license, be infringed by the Business at the Closing Date, including the design, use, manufacture, sale, offer for sale, importation and support of the Products.

         "Products" shall mean any and all (i) products manufactured, sold or offered for sale by or for the Business as at the Closing Date, including any services related thereto; (ii) products under development by or for the Business for which Purchaser can demonstrate by written documentation that a material development activity on the basis of an approved budget was in operation; (iii) the Product Software; and (iv) all products listed on Schedule 1.2(i).

         "Product Software" shall mean any and all Software used or intended for use in the design, development or production of Products at the Closing Date (whether or not as part of the Products and including any such Software that constitutes a Product), including the design and development of the Products and including all Software listed on Schedule 1.2(k).

         "Principal Agreement" shall mean that certain Purchase Agreement dated as of October , 2002 relating to the sale and transfer of the Business to Purchaser which has been entered into between Seller and Purchaser.

         "Software" means any and all computer software and code, including assemblers, applets, compilers, source code, object code, data (including image, voice and sound data), design tools and user interfaces, source code listings and documentation, in any form or format, however fixed.

         "Technical Information" shall mean any and all technical information, technology, know how, trade secrets, formulae, algorithms, routines, netlists, verilog files, emulation and simulation reports, test vectors, Software, files, data-bases (including voice data-bases), devices, hardware, processes, designs, drawings, specifications and the like, and any documentation relating to or containing any intellectual property, all in whatever form held (including on paper, electronically, on magnetic media or otherwise) but expressly excluding all of the foregoing relating to Software other than the Product Software.

         Section 1.3 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         Section 1.4 Other Definitional Provisions.

         (a) The words "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         (d) Whenever the words "include", "including", or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

                                   ARTICLE II
                             ASSIGNMENT OF A-PATENTS

         Section 2.1 Subject to this Article II and effective upon the Closing Date of the Principal Agreement, Seller hereby irrevocably assigns, and shall cause its appropriate Affiliates to assign, to Purchaser, in perpetuity, throughout the world, with effect from the Closing Date all of its right, title and interest in and to the A-Patents, including all rights to recover past, present and future damages for the infringement of any of the A-Patents.

         Section 2.2 The Purchaser acknowledges and agrees that the assignment as provided in Section 2.1 is subject to Seller and its Affiliates retaining an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up, royalty free license, to use such A-Patents for their own activities (including, without limitation, the right to design, develop, make, have made, sell, offer for sale, import, use and service products and services with use of or incorporating such A-Patents). For the avoidance of doubt, Seller and its Affiliates agree that the license granted under this Section 2.2 is subject to the obligations of Seller contained in Section 5.4(a) of the Principle Agreement.

         Section 2.3 The Purchaser acknowledges and agrees that the assignment provided in Section 2.1 is subject to any and all licenses and other rights and prior commitments that may have been granted by Seller or its Affiliates with respect to the A-Patents prior to the Closing Date and any renewals thereof.

         Section 2.4 The Purchaser shall bear any and all costs of filing, prosecution and maintenance of the A-Patents first becoming due and payable after the Closing Date, including any statutory remuneration or other compensation payable to inventors with respect to the A-Patents (even if the event giving rise to the obligation occurred prior to the Closing Date). Seller shall be responsible for any and all costs for remuneration or other compensation with respect to the A-Patents becoming due and payable prior to the Closing Date, and shall reimburse the Purchaser for such costs if Seller has not paid them prior to the Closing Date and Purchaser pays them after the Closing Date on behalf of Seller. Seller agrees to continue to maintain and continue any current prosecutions of the A-Patents prior to the Closing Date consistent with its past practice.

         Section 2.5 Purchaser agrees not to, and to cause its successors and assigns and any subsequent assignees or transferees of the A-Patents not to, enforce or authorize any person to enforce any of the A-Patents against Seller or its Affiliates and their customers to the extent such customers have an actual or implied license to such A-Patent(s) with respect to a product or service purchased directly or indirectly from Seller or its Affiliates.

         Section 2.6 Before taking any enforcement action relating to any A-Patent against a third party, Purchaser shall, and shall cause its successors and assigns and any subsequent assignees or transferees of the A-Patents to, notify Seller in writing at least twenty (20) Business Days (or, if the Purchaser will seek immediate injunctive relief, then as promptly as practicable) of the intended enforcement action and the name of such third party and a specification of the relevant A-Patents and such other information as Seller may require to evaluate whether such third party is entitled to use such A-Patents under any prior grants and to promptly provide such other information as Seller may reasonably request. Within twenty (20) Business Days (or, if Purchaser will seek immediate injunctive relief, then as promptly as practicable) after receipt of such notice, Seller shall identify whether such Party is entitled to use of such A-Patents. Purchaser agrees not to, and to cause its successors and assigns and subsequent assignees or transferees of the A-Patents not to, enforce or authorize any person to enforce any of the A-Patents against any such third party of which it is timely and properly notified by Seller (i) that such party is entitled to use of such A-Patent pursuant to a prior grant and (ii) of any relevant additional information as Seller has the right to disclose.

                                   ARTICLE III
                       LICENSE OF B-PATENTS AND C-PATENTS

         Section 3.1 Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser with effect from the Closing Date an irrevocable, perpetual, non-terminable, non-exclusive, worldwide, fully paid and royalty free license, to use the B-Patents to use, make, have made, sell, offer for sale, import and service and otherwise exploit and dispose of made products using the B-Patents in connection with Purchaser's current and future products.

         Section 3.2 For the avoidance of doubt, Seller retains the right to grant additional non-exclusive licenses in the B-Patents but such right is subject to Section 5.4(a) of the Principle Agreement (and may not be used to circumvent by licensing the purposes of such section), except for any cross-license agreements to which Philips is now or may in the future become a party which are not limited to the B-Patents.

         Section 3.3 Subject to Section 3.4, Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser and its Affiliates an irrevocable, perpetual, non-terminable, non-exclusive, worldwide, fully paid up and royalty free license under the C-Patents to use, make, have made, sell, offer for sale, import and service and otherwise exploit and dispose of products using the C-Patents in the field of speech technology (which shall include speech technology used as a component of products relying primarily on other technologies). Notwithstanding the foregoing, upon the occurrence of an Assertion Event (as defined in Section 7.2 hereof), in accordance with Section 7.2, the license to the C-Patents granted in this Section will be reduced in its scope such that the license is only to use, make, have made, sell, offer for sale, import and service, and otherwise exploit and dispose of the Products existing as at the Closing Date and natural successors of such Products.

         Section 3.4 Purchaser and its Affiliates acknowledge and agree that the licenses provided in Section 3.3 do not include any right to make, have made, sell or service any magnetic, integrated circuit, mechanical, electronic, optical or software components or otherwise perform under any C-Patents in respect of such components, except in respect of speech components and those components which were actually produced and not abandoned by the Business at the Closing Date.

         Section 3.5 If Seller for any reason wishes to abandon or transfer to a third party, any of the B-Patents in any country, Seller shall not be obliged to maintain the same, but shall first notify Purchaser who shall have the right within thirty (30) days after receiving such notice to take an assignment of that Patent subject to:

                  (i) Seller and its Affiliates retaining a royalty-free, irrevocable, unrestricted, worldwide, non-exclusive license under such Patent;

                  (ii) any prior commitments relating to such Patent; and

                  (iii) Purchaser bearing all costs of the prosecution and maintenance of the Patent concerned from the date of assignment, including remunerations payable to inventors according to national laws with respect to such Patent.

                                   ARTICLE IV
          ASSIGNMENT AND LICENSE OF OTHER IPR AND TECHNICAL INFORMATION

         Section 4.1 Subject to this Article IV, Seller hereby assigns, and agrees to cause its appropriate Affiliates to assign, to Purchaser all of Seller's or its appropriate Affiliate's right, title and interest in and to any and all Transferred Other Business IPR And Technical Information.

         Section 4.2 Subject to this Article IV, Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser with effect from the Closing Date an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up and royalty free license to and under all of the Licensed Other IPR and Licensed Technical Information to use, disclose, copy, distribute, make, have made, make derivative works from, sell, and otherwise fully exploit in its business. For the avoidance of doubt, Philips and its Affiliates shall have no obligation to transfer any Other IPR or Technical Information or know-how to Purchaser after the Closing Date (except as may otherwise expressly be required in the Corporate Research & Development Agreement between the parties).

         Section 4.3 Philips agrees and acknowledges that all of the Software comprising the Products is either transferred to Purchaser pursuant to Section
4.1 or licensed to Purchaser pursuant to Section 4.2.

         Section 4.4 The Purchaser acknowledges and agrees that the assignment provided in Section 4.1 is subject to Seller and its Affiliates retaining an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up, royalty free license to use the Transferred Other Business IPR And Technical Information for their own activities (including, without limitation, the right to design, develop, make, have made, and service products and services with use of or incorporating such Transferred Other Business IPR And Technical Information). For the avoidance of doubt, Seller and its Affiliates agree that the license granted under this Section 4.3 is subject to the obligations of Seller contained in Section 5.4(a) of the Principle Agreement and may not be used to circumvent by licensing the purposes of said Section 5.4(a).

         Section 4.5 The Purchaser acknowledges and agrees that the assignment as provided in Section 4.1 is subject to any and all licenses and other rights and prior commitments that may have been granted by Seller or its Affiliates with respect to such Other IPR and Technical Information prior to the Closing Date.

         Section 4.6 The Purchaser agrees not to, and to cause its Affiliates, successors and assigns and any subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information not to, enforce or authorize any person to enforce any Transferred Other Business IPR And Technical Information against Seller or its Affiliates and their customers to the extent such customers have an actual or implied license to such Transferred Other Business IPR And Technical Information from Seller, with respect to product or service purchased, directly or indirectly, from Seller or its Affiliates.

         Section 4.7 Before taking any enforcement action relating to any Transferred Other Business IPR And Technical Information against a third party, Purchaser shall, and shall cause its successors and assigns and any subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information to, notify Seller in writing at least twenty (20) Business Days (or, if the Purchaser will seek immediate injunctive relief, then as promptly as practicable) of the intended enforcement action and the name of such third party and a specification of the relevant Transferred Other Business IPR And Technical Information and such other information as Seller may require to evaluate whether such third party is entitled to use such Transferred Other Business IPR And Technical Information under any prior grants and to promptly provide such other information as Seller may reasonably request. Within twenty (20) Business Days (or, if Purchaser will seek immediate injunctive relief, then as promptly as practicable) after receipt of such notice, Seller shall identify whether such Party is entitled to use of such Transferred Other Business IPR And Technical Information. Purchaser agrees not to, and to cause its successors and assigns and subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information not to, enforce or authorize any person to enforce any of the Transferred Other Business IPR And Technical Information against any such third party of which it is timely and properly notified by Seller (i) that such party is entitled to use of such Transferred Other Business IPR And Technical Information pursuant to a prior grant and (ii) of any relevant additional information as Seller has the right to disclose.

         Section 4.8 During the course of performance of this Agreement, Seller or its Affiliates, on the one hand and Purchaser or its Affiliates, on the other hand (each a "Party"), may disclose certain Confidential Information to the other Party. Each Party shall, and shall cause its Affiliates to, maintain the confidentiality of such Confidential Information and shall not, and cause its Affiliates not to, use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement. Notwithstanding the foregoing, the Party receiving Confidential Information may, to the extent necessary to effect the meaning and purpose of this Agreement, disclose the other Party's Confidential Information to third parties in connection with fulfilling its obligations or enjoying its rights under this Agreement, Confidential Information on the same terms as, and together, with its own confidential information. For the purpose of this Agreement, the term "Confidential Information" as used herein shall mean any data or information that is designated as confidential by either Party or its Affiliates. Notwithstanding the foregoing, Confidential Information is deemed not to include information that (i) is publicly available or in the public domain at the time disclosed; (ii) is or becomes publicly available or enters the public domain through no fault of the Party receiving information purported to be confidential; (iii) is rightfully communicated to the other Party by persons not bound by confidentiality obligations with respect thereto; (iv) is already in the other Party's or its Affiliates' possession free of any confidentiality obligations with respect thereto; (v) is determined to be independently developed based on reasonable documentation or (vi) is approved for release or disclosure by Party disclosing information without restriction. As of the Closing Date, for the avoidance of doubt, the Transferred Other Business IPR And Technical Information shall be considered the Purchaser's Confidential Information (to the extent such information otherwise qualifies as Confidential Information).

                                   ARTICLE V
                            DELIVERY AND ALLOCATION

         Section 5.1 Delivery of Technical Information. At no charge to the Purchaser, Seller shall deliver, or cause its appropriate Affiliate to deliver, to the Purchaser all Technical Information assigned hereunder as it exists on the Closing Date, and such other tangible items as may be requested to affect the licenses and transfers hereunder. To the extent that any Software or Technical Information is capable of being delivered electronically, upon Purchaser's request, Seller shall deliver such items to Purchaser by electronic means. Without limiting the foregoing, Seller shall deliver to Purchaser all files and documents, including patent prosecution files and legal opinions (or portions thereof) related to the A - Patents.

         Section 5.2 Allocation. On the Closing, Purchaser shall designate in writing to Seller how to allocate the assignments of the A-Patents hereunder among Purchaser and its Affiliates. Seller shall cooperate with the Purchaser in effecting such allocation.

         Section 5.3 Bankruptcy. All licenses granted to a licensee under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "Intellectual Property Rights" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if a licensor under this Agreement is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of such licensor, or such licensor as a debtor in possession, rightfully elects to reject the licenses granted to the licensee under this Agreement, the licensee may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of the licensee's rights under such licenses, to the maximum extent permitted by law, otherwise subject to the terms of this Agreement.

         Section 5.4 Assignments. Until the consummation of the formal assignment of the A-Patents and transfer of the related files, Seller will, without demanding any further consideration therefor, at the reasonable request and expense of Purchaser, do all lawful and just acts, that may be or become reasonably necessary for transferring, conveying, prosecuting, sustaining, obtaining continuations, continuations-in-part, or divisionals of reissuing, or re-examining the A-Patents and any Other IPR and Technical Information to be assigned hereunder, and for evidencing, maintaining, recording and perfecting Purchaser's rights to the A-Patents and any Other IPR and Technical Information assigned under this Agreement, including but not limited to execution and acknowledgement of assignments and other instruments in a form reasonably required by Purchaser for each jurisdiction.

         Section 5.5 Power of Attorney. In furtherance of the foregoing, Seller irrevocably constitutes and appoints Purchaser, with full power of substitution, to be its true and lawful attorney, and in its name, place or stead, to execute, acknowledge, swear to and file, all instruments, conveyances, certificates, agreements and other documents, and to take any action which shall be necessary, appropriate or desirable to effectuate the transfer of the A-Patents and any Other IPR and Technical Information to be assigned to Purchaser in accordance with the terms of this Agreement; provided, however, that such power shall be exercised by Purchaser only in the event that Seller fails after thirty (30) days notice to take the necessary actions required to effect or record the transfer of such A-Patents or Other IPR or Technical Information as Purchaser has reasonably requested.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 The representations and warranties set forth in Section
3.22 of the Principal Agreement are in lieu of, cancel and supersede any other representations or warranties given by or on behalf of Seller or its Affiliates or any of their respective representatives or agents or any other Person at any occasion, whether in writing or verbally, express or implied, if any. Further, the parties acknowledge and agree that neither Seller nor its Affiliates shall have any obligation under this Agreement to maintain or support any of the Patents, Other IPR or Technical Information or to provide any upgrades or enhancements thereto to Purchaser or its Affiliates.

         Section 6.2 After the Closing occurs, any claim for a breach of any covenants or agreements of Seller or its Affiliates hereunder or of any of the representations and warranties contained in Section 3.22 of the Principal Agreement shall only be enforceable by Purchaser (on behalf of itself and its Affiliates) against Seller or its Affiliates in accordance with the provisions of the Principal Agreement and liability (and limitations on such liability) in respect of any breach of such representations and warranties shall be determined solely in accordance with the terms of the Principal Agreement.

                                  ARTICLE VII
                                 OTHER COVENANTS

         Section 7.1 Subject to compliance with Section 3.4, neither Seller nor its Affiliates shall have any obligation to prosecute or maintain any Patents, or to notify Purchaser if Seller or its Affiliates abandon any such Patents. With respect to any (alleged) infringement or violation by a third party involving any of the B-Patents, C-Patents, Other IPR or Technical Information licensed to Purchaser hereunder and/or any of Seller's intellectual property rights relating to the Patents, Other IPR or Technical Information licensed to Purchaser and its Affiliates hereunder, Seller or its Affiliates as the case may be, shall have the right, but not the duty, to assert or commence any action for infringement or violation of such Patents, Other IPR or Technical Information against such third party. Any decision to assert or commence any such action shall be solely with Seller or its Affiliates, as the case may be. At the request of Seller, Purchaser and its Affiliates shall cooperate, in any reasonable manner, in taking such action.

         Section 7.2 If Purchaser asserts in litigation any patents that ScanSoft Inc. owns that have or would be entitled to a filing date prior to the Closing Date (the

"Non-Assertion Patents") against products of Seller or its Affiliates in the field of integrated dictation systems in the medical, legal and other professional markets but excluding general dictation software packaged and sold through conventional indirect software channels (such an event, an "Assertion Event"), then Seller, upon written notice to Purchaser (which notice may be effective immediately), may reduce the scope of the license granted under
Section 3.3 hereof, as provided therein. The covenant contained in this Section
7.2 shall continue to apply with respect to the Non-Assertion Patents, irrespective of any transfers thereof.

         Section 7.3 Each of Seller and Purchaser agrees to negotiate in good faith a license to the other party (or, if applicable, the other party's customers or affiliates) on commercially reasonable terms to use any patent infringed by such party. It is acknowledged and agreed that in the event that the parties are unable to reach agreement through such negotiations, each party retains all its remedies under the law.

         Section 7.4 Notwithstanding anything herein to the contrary, Seller shall not be obliged to grant a license hereunder which results in Seller incurring an obligation to pay royalties or other consideration to third parties unless Purchaser, at its option, reimburses Seller on an as incurred basis (or obtains a release of Seller of such obligation). Seller shall promptly inform Purchaser of any such royalties or other consideration and Purchaser shall promptly inform Seller whether it wishes to exercise such option.

         Section 7.5 Seller agrees that it shall bear any and all costs relating to the assignment of the A-Patents and the Transferred Other Business IPR And Technical Information pursuant to this Agreement.

         Section 7.6 Seller and Purchaser shall execute and deliver all such documents and perform all further acts and things as may reasonably required to implement or give effect to this Agreement and the assignment and licenses contemplated thereby.

         Section 7.7 If Philips learns of any patents in the text to speech field that have or would be entitled to the benefit of a priority date prior to the Closing Date that were not transferred to Purchaser as A Patents, then Seller shall transfer such patents to Purchaser (including taking such actions under Section 5.4 as necessary to do so).

         Section 7.8 Where the consent of any third party is required to enable the Purchaser to be entitled to the benefit of any rights assigned or licensed under this Agreement, the Parties shall use commercially reasonable endeavors to procure such consent.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Term. This Agreement shall become effective on the Closing Date and shall remain in effect until terminated upon mutual agreement of the Parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or by telecopier, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To Purchaser:

                  SCANSOFT, INC.
                  9 Centennial Drive,
                  Peabody, MA  01960
                  U.S.A.
                  Attention:  Chief Financial Officer
                  Telephone:  (978) 977-2000
                  Facsimile:  (978) 977-2436
                  E-mail:  Richard.Palmer@scansoft.com



                  With a copy to:

                  WILSON SONSINI GOODRICH & ROSATI
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Selwyn B. Goldberg, Esq.
                  Facsimile:  (650) 493-6811



                  To Seller:

                  KONINKLIJKE PHILIPS ELECTRONICS N.V.
                  Breitner Center Amstelplein 2
                  P.O. Box 77900

                  1070 MX Amsterdam
                  The Netherlands
                  Attention:  General Secretary
                  Telephone: +31 20 597 7232
                  Facsimile: +31 20 597 7230

                  With a copy to:

                  SULLIVAN & CROMWELL
                  125 Broad Street
                  New York, NY  10004
                  Telephone:  (212) 558-3653
                  Telecopy:  (212) 558-3588
                  Attn:  Neil Anderson

         Section 9.2 Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed, in the case of an amendment, by Purchaser and Seller.

         Section 9.3 Assignment and Sublicensing (a) Except as provided otherwise herein, none of the rights licensed hereunder is sublicensable, except that (i) Seller and Purchaser each may sublicense its Affiliates, provided that each such sublicensed Affiliate agrees to be bound and abide by the terms of this Agreement and that Seller or Purchaser, as the case may be, causes such Affiliate to do so; and (ii) Seller and Purchaser each may sublicense developers or joint ventures (but in any case only to the extent that any product from such outsourced development is used in its business only or for products as use or sold by Seller or Purchaser, as applicable), have-made manufacturers, distributors, customers and end users, in each case, in their respective capacities as such. For clarification purposes, such sublicenses may be transferred only in connection with a sale of all or substantially all of the assets of the sublicensee to which the sublicense relates, or otherwise in connection with a change of control, merger, reorganization, restructuring, spin-out or similar transaction.

         (b) Neither this Agreement nor any right or obligation under this Agreement is transferable (whether by assignment, merger, stock purchase, operation of law or otherwise, (any such transfer, a "Transfer")) in whole or in part by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld (it being understood that transfer to a competitor, would be a reasonable basis on which to withhold such consent), except that such transfers to an Affiliate of Seller or Purchaser, as applicable, shall be permissible without the need for consent. Neither Party may transfer this Agreement or any right or obligation under this Agreement to an Affiliate for the sole or material purpose of, or which transfer to an Affiliate has a material effect of, circumventing the transfer restriction contained in the preceding sentence. Notwithstanding the foregoing, Purchaser may Transfer this Agreement without the need for consent in connection with a sale of all or substantially all of the business to which this Agreement relates (or otherwise in connection with a stock purchase, merger, reorganization, restructuring or change of control or otherwise), so long as the sale does not result involve any of the entities listed in Schedule 9.17 to the Principal Agreement (the "Scheduled Entities") or their Affiliates. In the event that such a sale does involve any of the Scheduled Entities: (i) if the Transfer occurs in connection with the acquisition of Purchaser by one of the Scheduled Entities as a subsidiary, this Agreement may be transferred with the Purchaser without the need for consent and will remain in full force and effect so long as such Scheduled Entity confirms to Seller in writing that it will abide by the scope of the use of the C-Patents licensed to Purchaser as provided herein and will otherwise abide with the terms of this agreement (and that it will not transfer other business lines to Purchaser or otherwise attempt to circumvent the limitations on use of the C-Patents in this Agreement), and (ii) if the Transfer does not occur as set forth in (i), this Agreement will continue in full force in effect with respect to the entity to which this Agreement is transferred without the need for consent, except that the license granted in Section 3.3 will be reduced in its scope such that the license is only to use, make, have made, sell, offer for sale, import and service, and otherwise exploit and dispose of the products of the business existing or in planning as of three months prior to the execution of any agreement, consent, order or similar document which results in such Transfer , and natural successors of such products (such license, a "Reduced C License"). Further, without limiting the foregoing, Purchaser shall be entitled to transfer this Agreement without the need for consent in part(s) one time (but only one time) provided that any rights to C -Patents so transferred shall be limited to a Reduced C License but Purchaser's right with respect to the C-Patents shall be remain in effect as set forth herein and unaffected (even if otherwise purported to be transferred).

         (c) Notwithstanding the foregoing provisions (a) and (b) of this
Section 9.3, all rights to Technical Information and Other IP licensed under this Agreement are freely sublicensable provided that such sublicensee is bound by confidentiality restrictions no less stringent than those set forth in
Section 4.7.

         Section 9.4 Entire Agreement. This Agreement (including all Appendixes, Schedules, Exhibits and Annexes hereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Principal Agreement (including all Appendixes, Schedules, Exhibits, Annexes and Ancillary Agreements thereto) and the Non-Disclosure Agreement by Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement (to the extent such agreements would otherwise fall within the notion of prior agreements and understandings as meant in this Section 9.4), which will remain in full force and effect pursuant to the terms thereof. Any subsequent agreement among the Parties in respect of the subject matter hereof shall further be subject to the terms of this Agreement except to the extent such agreement expressly (i) states that it supersedes this Agreement in relevant part and (ii) refers to this Section 9.4. For clarification purposes, nothing contained in this Agreement shall in any way reduce or limit any of Seller's or its Affiliates' obligations under Section 5.4 of the Principal Agreement.

         Section 9.5 Parties In Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Unless this Agreement expressly provides otherwise, nothing in this Agreement is intended to confer upon any Person other than Seller and Purchaser or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 9.6 GOVERNING LAW; DISPUTE RESOLUTION. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE SOLELY CONDUCTED BY SELLER AND PURCHASER THROUGH PURCHASER (ON BEHALF OF ITSELF AND ITS AFFILIATES) IN ACCORDANCE WITH THE PROCEDURE PROVIDED IN THE PRINCIPAL AGREEMENT.

         Section 9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 9.7, provided that receipt of copies of such counterparts is confirmed.

         Section 9.8 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.10 Fulfillment of Obligations. Any obligation of any Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled by a current Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

         Section 9.11 English Language. This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding upon the parties. All communications and notices to be made pursuant to this Agreement, including all Exhibits and related documentation, shall be in the English language.

         Section 9.12 Expenses. Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incidental to this Agreement and the consummation of the transactions contemplated thereby.

         IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.



                                            KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                            By: /s/ E. Coutinho
                                               ---------------------------------
                                            Name: E. Coutinho
                                            Title: Authorized Signatory

                                            SCANSOFT, INC.

                                            By: /s/ Michael K. Tiunan
                                               ---------------------------------
                                            Name: Michael K. Tiunan
                                            Title: President & COO